SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported) DECEMBER 17, 1996

                  The Money Store Inc. (as Representative under a Pooling and Servicing Agreement dated as of November 30, 1996 providing for the issuance of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1996-2, Class A and Class B), The Money Store Investment Corporation and The Money Store of New York Inc.


                              The Money Store Inc.
             Exact name of registrant as specified in its charter)

New Jersey              33-58128                                Applied For
(State or other      (Commission File                         (IRS Employer ID
jurisdiction of            Number)                                  Number)
incorporation)



2840 Morris Avenue, Union, New Jersey                   07083
(Address of principal executive offices)             (Zip Code)


Registrant's Telephone Number,
 including area code:                             (908) 686-2000


                                       N/A
          (Former name or former address, if changed since last report)

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 Item 5.          OTHER EVENTS

     This Current Report on Form 8-K is being filed to file a copy of the Computational Materials and ABS Term Sheets (as defined below) of Prudential Securities Incorporated (the "Underwriter") in connection with the issuance by The Money Store Inc., as representative of The Money Store Investment Corporation and The Money Store of New York, Inc., of $140,000,000 principal amount of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1996-2. The terms "Computational Materials" and "ABS Term Sheets" shall have the meanings given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as supplemented in the No- Action Letters of May 27, 1994 and February 17, 1995 issued by the SEC to the Public Securities Association.


Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

         (c)  EXHIBITS

                  EXHIBIT NO.

                           99.1   Computational Materials and ABS Term
Sheets of Prudential Securities Incorporated.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE MONEY STORE INC.
                              THE MONEY STORE INVESTMENT CORPORATION
                              THE MONEY STORE OF NEW YORK INC.

                               By: /S/ MORTON DEAR
                                Name: Morton Dear
                                Title: Executive Vice President

Dated: December 19, 1996

                                  EXHIBIT INDEX

EXHIBIT                                                        PAGE



99.1              Computational Materials and ABS Term
                  Sheets of Prudential Securities Incorporated